EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 26, 2009 in Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-152700) and related Prospectus of Tree.com, Inc. dated May 1, 2009.

/s/ Ernst & Young LLP

Los Angeles, California

May 1, 2009